As filed with the Securities Exchange Commission on March 29, 2012
Registration No. 333-117664

U. S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

AURI, INC.
(Exact name of registrant as specified in its charter)

Delaware	2111	33-0619264
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code No.)	(I.R.S. Employer Identification No.)

1200 North Coast Highway, Laguna Beach, California 92651
(949) 793-4045
(Address and telephone number of principal executive offices and principal place of business)

2004 Advisor Compensation Plan
(Full title of the plan)

Ori Rosenbaum
President and Chief Executive Officer
Auri, Inc.
1200 North Coast Highway
Laguna Beach, California 92651
(949) 793-4045
(Name, address and telephone number of agent for service)

Copies of all correspondence to:
Larry A. Cerutti, Esq.
Rutan & Tucker, LLP
611 Anton Boulevard, 14th Floor
Costa Mesa, California  92626
(714) 641-5100 / (714) 546-9035 (fax)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE: Not Applicable.

DEREGISTRATION OF SECURITIES

In accordance with the registrant’s undertaking set forth in the registration statement, effective as of the date and time that this post-effective amendment no. 1 is declared effective, the registrant hereby deregisters such shares of its common stock that were registered on the registration statement (333-117664) but were not sold under the registration statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Laguna Beach, State of California, on this 28th day of March, 2012.

Auri, Inc.,
a Delaware corporation

By:	/s/ ORI ROSENBAUM
Ori Rosenbaum
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ORI ROSENBAUM	President, Chief Executive Officer (principal executive officer),	March 28, 2012
Ori Rosenbaum	Acting Chief Financial Officer (principal accounting officer) and Director